EXHIBIT 10.2


                         Restructuring Plan Support
                                    for
                    Huntsman Corporation ("H Corp") and
                  Huntsman Polymers Corporation ("H Poly")
                         (collectively "Huntsman")
                                Provided by
                  CSFB Global Opportunities Partners, L.P.
                         by its Investment Advisor,
                 CSFB Global Opportunities Advisers, LLC(1)
                            (collectively "GOF")


                                  TERM SHEET


                           Section A. Introduction

Summary of the      GOF is prepared, subject to the completion of legal
Commitment          documentation and limited confirmatory due diligence(2),
                    to provide the financial support and commitments set forth herein (the "Commitment") in respect of a comprehensive debt restructuring plan for Huntsman in accordance with the parameters set forth herein (the "Restructuring
                    Plan"). Capitalized terms which are not otherwise defined herein shall have the meanings set forth on Appendix A hereto.

The Parties         The Commitment is an integral part of this term sheet
                    (the "Term Sheet"), which is being entered into by and among H Corp, Huntsman Family Holdings Company LLC (the
                    "LLC"), Jon Huntsman, H Poly and GOF (collectively, the
                    "Parties").

                    This Term Sheet and the terms set forth herein shall be binding on the Parties, subject only to the conditions precedent set forth in Section B - "Conditions Precedent" and Section C - "Conditions Precedent" hereof.


____________

(1) By executing this Term Sheet, the Parties acknowledge that GOF may cause an investment fund also managed by GOF, which is referred to herein as "GOF II," to carry out certain of the obligations of GOF set forth herein. GOF shall remain responsible for such obligations until the first to occur of the Option A Closing Date and the Option B Closing Date. The term "GOF" shall also include GOF II, as applicable.

(2) Confirmatory due diligence shall be completed prior to the execution and delivery of the GOF Debt Exchange Agreement (as defined below); such remaining due diligence consists solely of GOF's environmental diligence review and shall be deemed completed on the later to occur of (a) June 27, 2002 and (b) the day immediately preceding the date on which the Steering Committee (as defined below) commences the solicitation of the Restructuring Consent (as defined below).

                    Promptly following the execution of this Term Sheet, the Parties agree to proceed in good faith to the preparation and execution of more detailed legal documentation (the "Definitive Legal Documentation"), incorporating (unless otherwise mutually agreed to the contrary in writing), in all material respects, the terms and conditions set forth herein.

                    The Definitive Legal Documentation in respect of this Term Sheet shall include the following: (i) the GOF Debt Exchange Agreement (as defined below); (ii) the Escrow Agreement (as defined below) (iii) in the event of (A) voluntary bankruptcy cases with respect to Huntsman (a "Voluntary Proceeding") or (B) an involuntary bankruptcy case with respect to H Corp and/or H Poly (an "Involuntary Proceeding"), in each case, filed under Chapter 11 of the United States Bankruptcy Code (collectively, a "Chapter 11 Case"), the Plan (as defined below); and (iv) such other documents as the Parties shall mutually agree.

Objectives and      The chief objectives of the Restructuring Plan are to (i)
Implementation      deleverage Huntsman by financially restructuring its debt
                    securities(3) (as identified below), and (ii) restructure the existing H Corp credit facilities(4) (as identified below) through the consolidation of certain tranches, amendment of certain terms and the provision of additional liquidity (the H Corp Credit Facility, thereafter, being referred to as the "Restructured H Corp
                    Facility"), substantially as set forth in the term sheet attached as Appendix B hereto (as amended, modified or supplemented, the "Restructured Credit Facility Term
                    Sheet").

                    The preferred means of implementing the Restructuring Plan ("Option A") is the exchange of the Bonds owned by GOF, which are in the approximate principal amount of $640MM and represent approximately 82% of the Bonds outstanding (the "GOF Bond Position"), in an out-of-court transaction (the "GOF Debt Exchange"), into new common stock (the "New Stock") of H Corp on a post-restructuring basis (H Corp, thereafter, being referred to as "Restructured H Corp"), accompanied by an out-of-court restructuring of the H Corp Credit Facility into the Restructured H Corp Facility.

___________________

(3) The debt securities of Huntsman consist of the following: (i) $275MM of 9.5% Senior Subordinated Notes due 2007, issued by H Corp pursuant to the Indenture dated July 10, 1997; (ii) $200MM of 9.5% Senior Subordinated Notes due 2007, issued by H Corp pursuant to the Indenture dated December 2, 1998; (iii) $125MM of Senior Subordinated Floating Rate Notes due 2007, issued by H Corp pursuant to the Indenture dated July 10, 1997; and (iv) $175MM of 11.75% Senior Unsecured Notes due 2004, issued by H Poly pursuant to the Indenture dated November 29, 1994 (collectively, the "Bonds").

(4) The H Corp credit facilities consist of the following: (i) the Amended and Restated Credit Agreement dated as of January 29, 1996 and amended and restated as of February 23, 1996, by and among H Corp, Bankers Trust Company, as Administrative Agent, and the other parties thereto, as further amended; (ii) the Term Loan Agreement, dated as of October 23, 1996, by and among H Corp, Bankers Trust Company, as Agent, and the other parties thereto, as amended; and (iii) the Supplemental Accounts Receivable Credit Agreement (the "Supplemental Credit Agreement"), dated as of December 20, 2001, by and among H Corp, Bankers Trust Company, as administrative agent, and the financial institutions parties thereto, as amended (collectively, the "H Corp Credit Facility").

                    In the event that Option A is not consummated, the alternative means of implementing the Restructuring Plan ("Option B"), is the exchange of the GOF Bond Position for New Stock of Restructured H Corp and the effectuation of the Restructured H Corp Facility pursuant to a plan of reorganization (the "Plan") in connection with a Chapter 11 Case. Certain parameters of that Plan, as agreed to by the Parties, are described in Appendix C.

                    GOF expects (regardless of whether the Restructuring Plan is implemented) to acquire certain debt and equity of HIH from an affiliate of ICI (the "ICI Transaction"). As the ICI Transaction is completed, certain collateral which is currently pledged to ICI is expected to be made available to facilitate Restructured or Reorganized H Corp's (as defined below) enhancement of the collateral in respect of the Restructured H Corp Facility.

                    In addition, GOF and certain direct and indirect stockholders of H Corp and of Huntsman Specialty Chemicals Holdings Corporation, including the LLC and Jon Huntsman and certain Insiders thereof (such stockholders being referred to herein as the "Family") expect to contribute certain of their assets (including their securities relating to or resulting from the Restructuring Plan) to a special purpose vehicle (the "SPV") that will be under the common ownership of GOF and the Family and will facilitate the Family's continued leadership role in the Huntsman enterprise, in collaboration with GOF, as its new financial partner.

                    As a result of the foregoing transactions, there should not be a "change in control," in respect of the HIH Corp Credit Facility, and the Parties intend to achieve the preservation of net operating losses (NOLs) of Huntsman.(5)

_________________

(5) The Parties agree to work together to attempt to structure the Restructuring Plan so that (i) it will not result in an "ownership change" (within the meaning of IRC Sec. 382) and (ii) no "change in control" will occur.




                    Section B. Option A - the Out-of-Court Implementation

The GOF Debt        The deleveraging of Huntsman under Option A will occur
Exchange            pursuant to a private debt exchange agreement
Agreement           (the "GOF Debt Exchange Agreement") between Huntsman, GOF
                    and the Family, which will encompass the entire GOF Bond
                    Position and result in its exchange into shares of New
                    Stock of Restructured H Corp as set forth below.
                    Restructured H Corp is expected to have 10MM shares of New Stock outstanding. GOF will receive 3.75MM shares of New Stock of Restructured H Corp and the remaining 6.25MM shares of such New Stock will be distributed to the Family in exchange for its holdings of the existing common and preferred stock of H Corp. The Parties shall use reasonable efforts to execute and deliver the GOF
                    Debt Exchange Agreement prior to the solicitation of the Restructuring Consent (as defined below).

Treatment of        Pursuant to negotiations with the Steering Committee (as
the Non-GOF         defined below) and subject to Bank Group (as defined below)
Holders             consent, accrued and unpaid interest due on the
                    approximately $140MM of Bonds held by persons other than GOF (the"Non-GOF Holders") will be paid in full, and such Bonds will be treated as unimpaired under the Restructuring
                    Plan.

The Restructured    Option A of the Restructuring Plan requires the consent
H Corp Facility     (the "Restructuring Consent") of all of the lenders under
                    the H Corp Credit Facility (collectively, the "Bank
                    Group") for the restructuring of the H Corp Credit
                    Facility in the form of the Restructured H Corp Facility.
                    Option A also requires consent from the requisite number of members of the Bank Group for the extension of maturity of, and a forbearance of a declaration of a default under, the H Corp Credit Facility (the "Credit
                    Facility Extension").

Conditions          In the case of Option A, the closing of the transactions
Precedent           contemplated thereunder (all of which shall occur on the
                    "Option A Closing Date") shall be conditioned upon the:
                    (i) continued effectiveness of the Option A Lockup
                    Commitments (as defined below) as set forth herein, (ii) execution, delivery and continued effectiveness of the GOF Debt Exchange Agreement, (iii) execution, delivery and continued effectiveness of the Escrow Agreement, in substantially the form of Appendix E hereto (the "Escrow
                    Agreement"), and (iv) execution, delivery and continued effectiveness of the Restructured H Corp Facility (with terms and conditions reasonably satisfactory to GOF, Huntsman and the Family), provided, however, that the respective effective dates of the documents identified in the foregoing clauses (ii) and (iv) shall occur on a substantially contemporaneous basis (i.e., on the Option A
                    Closing Date).

                    In the Case of Option B, the closing of the transactions contemplated thereunder (all of which shall occur on the "Option B Closing Date") shall have the following conditions precedent: (i) the continued effectiveness of the Option B Lock-Up Commitments; (ii) Huntsman shall use its reasonable best efforts to incorporate in any adequate protection order entered in a Chapter 11 Case in favor of the Bank Group, provisions requiring Huntsman to materially comply with the terms set forth in Appendices C and D hereto, and (iii) Huntsman's compliance with the Fast Track Schedule (as defined below) and Bankruptcy Court confirmation of a Plan, which substantially reflects the elements of Option B set forth in Section C of this Term Sheet and Appendix C.

                    The consummation of the Restructuring Plan, whether pursuant to Option A or Option B, shall be conditioned upon the execution and delivery of the operating agreement of the SPV by all parties thereto.

Huntsman            If the Option A Closing Date does not occur on or before
Obligation          October 15, 2002, GOF shall have the right to terminate
to File             all of its obligations under the Option A Lockup
                    Commitments (as defined below). Additionally, (i) if the Option A Closing Date does not occur on or before October
                    15, 2002 and (ii) if on or after such date, both a majority in number of the members of the Bank Group and members of the Bank Group holding at least 66 2/3% in principal amount of the H Corp Credit Facility have irrevocably consented to the Restructured H Corp Facility and irrevocably voted in favor of the Plan, then Huntsman shall be required to file a Voluntary Proceeding and implement the Restructuring Plan pursuant to Option B in accordance with, and in the manner contemplated by, Section C of this Term Sheet and Appendices C and D, which shall include as an essential feature thereof, the payment of trade creditors in full with respect to their pre-petition claims in the ordinary course of Huntsman's business. For purposes of the foregoing irrevocable consent and irrevocable voting requirements, a person shall be deemed to have irrevocably consented or irrevocably voted if such person cannot unilaterally withdraw, terminate or revoke such consent or vote prior to the date on which the Plan must be confirmed pursuant to the Fast Track Schedule. In the event of the termination by GOF of its Option A Lock-Up Commitments or the filing of a Voluntary Proceeding as contemplated above, then the Option A Lock-Up Commitments of Huntsman and the Family shall terminate at the same time.

Lockup              GOF, Huntsman and the Family hereby enter into the
Commitments         following Option A Lock-Up Commitments (as defined below)
                    and Option B Lock-Up Commitments (as defined below):

                    In the case of Option A, together with the Huntsman and
                    -------------------------------------------------------
                    Family obligations set forth below in respect of Option A
                    ---------------------------------------------------------
                    (the "Option A Lockup Commitments"):
                    ------------------------------------

                      o GOF will exchange the entire GOF Bond Position for New Stock of Restructured H Corp pursuant to the GOF Debt Exchange Agreement.

                      o Other than in accordance with the GOF Debt Exchange Agreement and the Escrow Agreement as contemplated by Option A on the Option A Closing Date, GOF shall not (a) sell, grant any option or other right to acquire, acquire any option to dispose of, assign, donate, gift, pledge or otherwise transfer or dispose of any of the GOF Bond Position, (b) enter into any contract, option or other agreement, arrangement or understanding with respect to the foregoing, or (c) directly or indirectly solicit, initiate, entertain or encourage any proposal or offer from any third party relating to any such sale, transfer or exchange any of the GOF Bond Position;

                      o GOF will not take any action inconsistent in any material respect with Option A and will use its reasonable best efforts, including in its capacity as holder of the GOF Bond Position, to consummate, or cause the consummation of, the transactions contemplated by Option A.

                    GOF's Option A Lockup Commitments, at GOF's option, shall terminate upon the earlier to occur of (a) 10 days after the delivery and continued effectiveness of any Financial Institution Notice pursuant to Section 7 of the Collateral Account Control Agreement and (b) October 15, 2002. In addition, GOF's Option A Lockup Commitments shall terminate upon the entry of an order for relief against H Corp and/or H Poly. In the event of termination by GOF of its Option A Lock-Up Commitments or the entry of such an order for relief (as contemplated above), the Option A Lock-Up Commitments of Huntsman and the Family shall terminate at the same time.

                    In the case of Option B together with the Huntsman and
                    ------------------------------------------------------
                    Family obligations set forth below in respect of Option B
                    ---------------------------------------------------------
                    (the "Option B Lockup Commitments"):
                    ------------------------------------

                    In the event that Option B becomes the means of implementation, then:

                      o Other than in accordance with the Plan and the Escrow Agreement as contemplated by Option B on the Option B Closing Date, GOF shall not (a) sell, grant any option or other right to acquire, acquire any option to dispose of, assign, donate, gift, pledge or otherwise transfer or dispose of any of the GOF Bond Position, (b) enter into any contract, option or other agreement, arrangement or understanding with respect to the foregoing, or (c) directly or indirectly solicit, initiate, entertain or encourage any proposal or offer from any third party relating to any such sale, transfer or exchange any of the GOF Bond Position;

                      o GOF will exchange the entire GOF Bond Position for New Stock of Reorganized H Corp (as defined below) pursuant to the Plan, so long as the Chapter 11 Case proceeds in accordance with Appendix D and the Plan reflects the terms of Appendix C;

                      o GOF will not take any action inconsistent in any material respect with Option B and will use its reasonable best efforts, including in its capacity as holder of the GOF Bond Position, to consummate, or cause the consummation of, the transactions contemplated by Option B;

                      o GOF agrees to (a) support, timely vote in favor of and take all reasonable actions required on its part to support confirmation and consummation of the Plan; (b) not directly or indirectly seek, support, encourage or solicit any exchange offer or restructuring proposal, plan, offer or any other restructuring or other reorganization, merger, liquidation, dissolution or effort, other than the Plan; (c) not vote for, consent to, support, or participate, directly, or indirectly, in the negotiations, formulation, or motions regarding any plan of restructuring or liquidation, other than the Plan; (d) use commercially reasonable efforts (which will not be interpreted to require a Party to pay any amount other than its own attorneys'
                          fees) to provide its unqualified support of the Plan (e) not oppose or object to confirmation or consummation of the Plan or otherwise commence any legal proceeding to oppose or alter the Plan or any other restructuring documents containing terms and conditions materially consistent with the transactions specified in the Plan; and (f) not take any other action that is inconsistent with, or that would obstruct or hinder consummation of, the Plan, or challenge Huntsman's rights under the Bankruptcy Code to exclusivity or any extension of exclusivity relating to the Plan.

                    GOF's Option B Lockup Commitments, at GOF's option, shall terminate upon the date that is (a) in the event of a Voluntary Proceeding, 180 days after the filing thereof, and (b) in the event of an Involuntary Proceeding, upon the earlier to occur of (i) 180 days after the entry of an order for relief therein and (ii) 270 days after the filing thereof. If GOF terminates its Option B Lock-Up Commitments, then the Option B Lockup Commitments of Huntsman and the Family shall terminate at the same time.

                    On the part of the Huntsman and the Family in the case of
                    ---------------------------------------------------------
                    Option A:
                    ---------

                      o Huntsman shall take all steps necessary to implement Option A;

                      o The Family shall accept the consideration it is contemplated to receive under the Restructuring Plan (implemented pursuant to Option A).

                      o Other than in accordance with the GOF Debt Exchange Agreement and Escrow Agreement as contemplated by Option A on the Option A Closing Date, Huntsman and the Family shall not (a) sell, grant any option or other right to acquire, acquire any option to dispose of, assign, donate, gift, pledge or otherwise transfer or dispose of any of the shares of common or preferred stock of Huntsman held by the Family (the "Family Shares"), (b) enter into any contract, option or other agreement, arrangement or understanding with respect to the foregoing, or (c) directly or indirectly solicit, initiate, entertain or encourage any proposal or offer from any third party relating to any such sale, transfer or exchange any of the Family Shares;

                      o In its capacity as a current controlling stockholder of H Corp, the Family shall take all actions necessary to cause Huntsman to fulfill its obligations under the Term Sheet and Definitive Legal Documentation relating to Option A.

                      o In his capacity as the sole member of the LLC, Jon Huntsman shall take all actions necessary to cause the LLC to fulfill its obligations under the Term Sheet and Definitive Legal Documentation relating to Option A.

                    On the part of the Huntsman and the Family in the case of Option B:

                      o Huntsman shall take all steps necessary to implement Option B, including filing the Fast Track Pleadings (as defined below) and the Plan;

                      o Absent unforeseen or extraordinary circumstances, Huntsman shall not seek any adjournments or other forms of delay in respect of any material element of the Fast Track Schedule (as defined below) without the written consent of GOF, and Huntsman shall use its reasonable best efforts to expedite the Chapter 11 Case whenever possible, and to obtain confirmation and consummation of the Plan as soon as reasonably practicable;

                      0 The Family shall accept the consideration it is contemplated to receive under the Restructuring Plan pursuant to Option B;

                      o Other than in accordance with the Plan and Escrow Agreement as contemplated by Option B or the Option B Closing Date, Huntsman and the Family shall not
                          (a) sell, grant any option or other right to acquire, acquire any option to dispose of, assign, donate, gift, pledge or otherwise transfer or dispose of any of the Family Shares, (b) enter into any contract, option or other agreement, arrangement or understanding with respect to the foregoing, or (c) directly or indirectly solicit, initiate, entertain or encourage any proposal or offer from any third party relating to any such sale, transfer or exchange of any of the Family Shares;

                      o The Family agrees to (a) support, timely vote in favor of and take all reasonable actions required on its part to support confirmation and consummation of the Plan; (b) not directly or indirectly seek, support, encourage or solicit any exchange offer or restructuring proposal, plan, offer or any other restructuring or other reorganization, merger or liquidation, dissolution or effort, other than the Plan; (c) not vote for, consent to, support, or participate, directly, or indirectly, in the negotiations, formulation, or motions regarding, any plan of restructuring or liquidation, other than the Plan; (d) use commercially reasonable efforts (which will not be interpreted to require a Party to pay any amount other than its own attorneys' fees) to provide its unqualified support of the Plan; (e) not oppose or object to confirmation or consummation of the Plan or otherwise commence any legal proceeding to oppose or alter the Plan or any other restructuring documents containing terms and conditions materially consistent with the transactions specified in the Plan and (f) not take any other action that is inconsistent with, or that would obstruct or hinder consummation of, the Plan, or challenge the Huntsman rights under the Bankruptcy Code to exclusivity (or any extension of exclusivity) relating to the Plan; and

                      o In its capacity as a current controlling stockholder of H Corp, the Family shall take all actions necessary to cause Huntsman to fulfill its obligations under the Term Sheet and Definitive Legal Documentation relating to Option B, including filing the Fast Track Pleadings (as defined below) in accordance with the Fast Track Schedule (as defined below).

                      o In his capacity as the sole member of the LLC, Jon Huntsman shall take all actions necessary to cause the LLC to fulfill its obligations under the Term Sheet and Definitive Legal Documentation relating to Option B.


                    Section C. Option B - Chapter 11 Case and Related Plan

The GOF Debt        The GOF Bond Position shall be exchanged for shares of
Exchange            New Stock of H Corp on a post-reorganization basis (H
(Pursuant to        Corp being referred to, thereafter, as "Reorganized H
the Plan)           Corp") pursuant to the Plan. Reorganized H Corp is
                    expected to have 10MM shares of New Stock outstanding.
                    GOF will receive 3.75MM shares of New Stock of Reorganized H Corp and the remaining 6.25MM shares of such New Stock will be distributed to the Family in exchange for its holdings of the existing common stock and preferred stock of H Corp, provided, however, that the 5,043 shares of "Series A Preferred Stock" of H Corp held by the Huntsman Cancer Foundation shall remain unimpaired and outstanding when the Plan becomes effective.

Treatment of        Pursuant to negotiations with the Steering Committee (as
the Non-GOF         defined below) and subject to Bank Group (as defined below)
Holders             consent, accrued and unpaid interest due on the Bonds held
(Pursuant to        by Non-GOF Holders (which Bonds are anticipated to
the Plan)           aggregate, in principal amount, approximately $140MM)
                    shall be paid in full, and such Bonds shall be treated as unimpaired under the Plan.

The Restructured    Option B of the Restructuring Plan requires the vote to
H Corp Facility     accept the Plan of members of the Bank Group holding at
                    least 66 2/3% of the amount outstanding under the H Corp
                    Credit Facility (as well as a majority in number), of those voting, for the restructuring of the H Corp Credit
                    Facility in the form of the Restructured H Corp Facility pursuant to the Plan.

Conditions
Precedent           See Section B - "Conditions Precedent"

Lockup
Commitments         See Section B - "Lockup Commitments"

Fast Track          In the event that the Restructuring Plan is implemented
Reorganization      by means of a Chapter 11 Case, H Corp and/or H Poly, as
                    the case may be, will take actions (which are more fully described in "Pleadings Due on Case Commencement" below) to expedite such Chapter 11 Case, including filing, substantially contemporaneously with the filing of the petition with respect thereto (in the event of a Voluntary Proceeding) or the entry of an order for relief therein (in the event of an Involuntary Case)
                    (collectively, "Case Commencement"), of a Plan that reflects the terms set forth in Appendix C.

Pleadings Due       In addition to the filing of its petition and customary
on Case             first-day pleadings, on or within fifteen (15) business
Commencement        days after Case Commencement, Huntsman shall file: (a) the
                    Plan and a disclosure statement or a prepetition disclosure document with respect thereto; and (b) a motion seeking an order confirming the Plan and approving the prepetition solicitation of consents thereto at a hearing to be commenced within sixty (60) days after the filing of such motion. The Plan shall be confirmed by an order entered no later than one hundred and eighty (180) days from Case Commencement (the dates in the foregoing two sentences being collectively referred to as the "Fast
                    Track Schedule"). All of the foregoing pleadings
                    (referred to, collectively, as the "Fast Track
                    Pleadings") are more fully described in Appendix D hereto.


                    Section D. Restructuring Plan Support from the Bank Group

Restructured H      The H Corp Credit Facility shall be restructured in
Corp Facility       accordance with the Restructured Credit Facility Term Sheet.

Term Sheet          Promptly after the execution hereof, a copy of this Term
Delivery            Sheet shall be provided to the steering committee to the
                    Bank Group (the "Steering Committee").

Support Letter      The Parties shall use reasonable efforts to obtain from
                    the Steering Committee, prior to its solicitation of consents from the Bank Group for the Credit Facility
                    Extension, a letter stating, in substance, that the Steering Committee members are supportive of, and agree to recommend to each member of the Bank Group that such member consent to, the Credit Facility Extension and the restructuring of the H Corp Credit Facility pursuant to the Restructured H Corp Facility Term Sheet.

                                  * * * * *

IN WITNESS WHEREOF, the Parties have executed this binding Term Sheet as of June 14, 2002.

HUNTSMAN CORPORATION


By: /s/ Sam Scruggs
     ------------------------------------
      Name:   Samuel D. Scruggs
      Title:  Executive Vice President


HUNTSMAN POLYMERS CORPORATION


By:  /s/ Sam Scruggs
     --------------------------------------
      Name:   Samuel D. Scruggs
      Title:  Vice President and Treasurer

                  [Counterpart signature page to Term Sheet]


MR. JON M. HUNTSMAN


/s/ Jon M. Huntsman
---------------------------------


HUNTSMAN FAMILY HOLDINGS COMPANY LLC


By: /s/ Sam Scruggs
   --------------------------------
   Name:  Sam Scruggs
   Title: Vice President

                  [Counterpart signature page to Term Sheet]



CSFB GLOBAL OPPORTUNITIES PARTNERS, L.P.

     By:  CSFB GLOBAL OPPORTUNITIES ADVISERS, LLC, as its investment advisor


By:   /s/ David Matlin
       ----------------------------------
       Name:  David Matlin
       Title: Vice President

                                  Appendix A
                                  ----------

                                 Definitions

BONDS shall have the meaning set forth on page 2.


CASE COMMENCEMENT shall have the meaning set forth on page 10.

CHAPTER 11 CASE shall have the meaning set forth on page 2.

COLLATERAL ACCOUNT CONTROL AGREEMENT shall have the meaning set forth in the Supplemental Credit Agreement.

COMMITMENT shall have the meaning set forth on page 1.

CREDIT FACILITY EXTENSION shall have the meaning set forth on page 4.

DEFINITIVE LEGAL DOCUMENTATION shall have the meaning set forth on page 2.

ESCROW AGREEMENT shall have the meaning set forth on page 4.

FAMILY shall have the meaning set forth on page 3.

FAMILY SHARES shall have the meaning set forth on page 8.

FAST TRACK PLEADINGS shall have the meaning set forth on page 10.

FAST TRACK SCHEDULE shall have the meaning set forth on page 10.

GOF shall have the meaning set forth on page 1.

GOF BOND POSITION shall have the meaning set forth on page 3.

GOF DEBT EXCHANGE shall have the meaning set forth on page 3.

GOF DEBT EXCHANGE AGREEMENT shall have the meaning set forth on page 3.

H CORP shall have the meaning set forth on page 1.

H CORP CREDIT FACILITY shall have the meaning set forth on page 2.

HIH shall mean Huntsman International Holdings LLC.

HIH CREDIT CORP FACILITY shall mean the Credit Agreement, dated as of June 30, 1999, among Huntsman International LLC, as the Borrower, Huntsman International Holdings LLC, as a Guarantor, Bankers Trust Company, as Lead Arranger, Administrative Agent and Sole Book Manager, Goldman Sachs Credit Partners, L.P., as Syndication Agent and Co-Arranger, The Chase Manhattan Bank and Warburg Dillon Read, as Co-Arrangers and Co-Documentation Agents, and various lending institutions, as amended, waived, or otherwise modified from time to time.

H POLY shall have the meaning set forth on page 1.

HUNTSMAN shall have the meaning set forth on page 1.

ICI shall mean Imperial Chemical Industries PLC.

ICI Transaction shall have the meaning set forth on page 3.

INSIDER(s) shall have the meaning set forth in the United States Bankruptcy
Code.

INVOLUNTARY PROCEEDING shall have the meaning set forth on page 2.

LLC shall have the meaning set forth on page 1.

NEW STOCK shall have the meaning set forth on page 3.

NON-GOF HOLDERS shall have the meaning set forth on page 4.

OPTION A shall have the meaning set forth on page 2.

OPTION A CLOSING DATE shall have the meaning set forth on page 4.

OPTION A LOCKUP COMMITMENTS shall have the meaning set forth on page 5.

OPTION B shall have the meaning set forth on page 3.

OPTION B CLOSING DATE shall have the meaning set forth on page 4.

OPTION B LOCKUP COMMITMENTS shall have the meaning set forth on page 6.

PARTIES shall have the meaning set forth on page 1.

PLAN shall have the meaning set forth on page 3.

REORGANIZED H CORP shall have the meaning set forth on page 9.

RESTRUCTURED H CORP shall have the meaning set forth on page 3.

RESTRUCTURED H CORP FACILITY shall have the meaning set forth on page 2.

RESTRUCTURED CREDIT FACILITY TERM SHEET shall have the meaning set forth on page 2.

RESTRUCTURING PLAN shall have the meaning set forth on page 1.

SPV shall have the meaning set forth on page 3.

STEERING COMMITTEE shall have the meaning set forth on page 11.

SUPPLEMENTAL CREDIT AGREEMENT shall have the meaning set forth on page 2.

TERM SHEET shall have the meaning set forth on page 1.

VOLUNTARY PROCEEDING shall have the meaning set forth on page 2.